UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2023

CBL & ASSOCIATES PROPERTIES, INC.

(Exact name of registrant as specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500
Chattanooga, Tennessee		37421-6000
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 423 855-0001

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value, with associated Stock Purchase Rights	CBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 31, 2023, CBL & Associates Properties, Inc. (the “Company”) filed a current report on Form 8-K (the “Original Report”) to disclose the voting results from its annual meeting of shareholders held on May 24, 2023 (the “Annual Meeting”), including, among other matters, the results of the advisory vote of the Company’s shareholders regarding the frequency of shareholder advisory votes on the compensation paid to the Company’s named executive officers. This Form 8-K/A is being filed as an amendment to the Original Report to disclose the decision of the Board of Directors as to how frequently the Company will hold such advisory votes in the future. No other changes have been made to the Original Report, the contents of which are incorporated into this amendment by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously disclosed in the Original Report, the Company’s shareholders voted to recommend, on a non-binding, advisory basis, that future shareholder advisory votes on the compensation paid to the Company’s named executive officers be held annually. Based on these results, the Company’s Board of Directors has determined that the Company will hold future shareholder advisory votes on the compensation of the Company’s named executive officers annually until the next advisory vote regarding the frequency of holding such votes is required pursuant to applicable rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

Date:	August 14, 2023	By:	/s/ Jeffery V. Curry
Jeffery V. Curry Chief Legal Officer and Secretary